Exhibit 99.1

PRESS RELEASE

WASTE SERVICES ANNOUNCES
SETTLEMENT OF LAWSUIT
BURLINGTON, Ontario, June 5, 2006 / PRNewswire-FirstCall/ — Waste Services, Inc. (Nasdaq: WSII) today announced a resolution to the litigation between Waste Management, Inc. and Charles A. Wilcox and the company. The parties have agreed to a final judgment entered for Waste Management, Inc. whereby Charles A. Wilcox and the company shall pay $100,000 to Waste Management, Inc.
David Sutherland-Yoest, Waste Services Chairman and Chief Executive Officer, stated, “We are extremely pleased to have our President and Chief Operating Officer, Chuck Wilcox, free to run the operations of the company without restriction. We believe that we would ultimately have prevailed in this litigation but have agreed to this settlement to bring an end to this distraction and eliminate the costs and risks of continuing the litigation.”
Waste Services, Inc., a Delaware corporation, is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s web site is http://www.wasteservicesinc.com. Information on the company’s web site does not form part of this press release.
For information contact:
Mark A. Pytosh, Executive Vice President
and Chief Financial Officer
Waste Services, Inc.
561-237-3420